Exhibit 10.8

BLUEROCK ACQUISITION CORP. II

919 Third Avenue

New York, New York 10022

September 20, 2026

Bluerock Acquisition Holdings II, LLC
919 Third Avenue
New York, New York 10022

RE:Second Amended and Restated Securities Subscription

Agreement Ladies and Gentlemen:

WHEREAS, on October 21, 2025, Bluerock Acquisition Corp. II (formerly known as Bluerock Crunch Investment Corp.), a Cayman Islands exempted company (the “Company”, “we” or “us”), accepted the offer made by Bluerock Acquisition Holdings II, LLC (formerly known as Bluerock Crunch Acquisition Holdings, LLC), a Delaware limited liability company (“Subscriber” or “you”), pursuant to the Securities Subscription Agreement to purchase 7,666,667 Class B ordinary shares of the Company, of $0.0001 par value per share (the “Shares”), up to 1,000,000 of which were subject to surrender and cancellation by Subscriber to the extent that the underwriters of the initial public offering (“IPO”) of the Company’s units, each comprised of one Class A ordinary share and one, or a portion of one, warrant to purchase one Class A ordinary share (“Units”), do not fully exercise their option to purchase additional Units to cover over-allotments, if any (the “Over-allotment Option”).

WHEREAS, on February 13, 2026, in connection with a share recapitalization and pursuant the Amended and Restated Securities Subscription Agreement (the “Amended Securities Subscription Agreement”), Subscriber surrendered 1,916,667 Shares to the Company for no additional consideration, whereby the total shares held by Subscriber was 5,750,000 Shares (notwithstanding any transfers to directors or officers of the Company), up to 750,000 of which were subject to the extent that the underwriters of the IPO of Units of the Company do not fully exercise their Over-allotment Option.

WHEREAS, on September 20, 2026, in connection with an additional share recapitalization, Subscriber purchased 310,811 Shares from the Company for no additional consideration, whereby the total shares held by Subscriber is 6,060,811 Shares (notwithstanding any transfers to directors or officers of the Company), up to 790,541 of which are subject to the extent that the underwriters of the IPO of Units of the Company do not fully exercise their Over-allotment Option.

WHEREAS, the Company and Subscriber hereby intend to further amend and restate the Amended Securities Subscription Agreement, to be effective as of the date of hereof, to adjust the number of Shares as provided herein.

The terms of the sale by the Company of the Shares to Subscriber, and the Company and Subscriber’s agreements regarding the Shares, are as follows:

1.	Purchase of Securities.
1.1

Purchase of Shares. For the sum of $25,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby issues the Shares to Subscriber, and Subscriber hereby purchases the Shares from the Company, on the terms and subject to the conditions, including regarding forfeiture, set forth in this letter agreement (this “Agreement”). Concurrently with Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to Subscriber a certificate registered in Subscriber’s name representing 6,060,811 Shares, up to 790,541 of which are subject to surrender and cancellation by Subscriber and cancellation by Subscriber to the extent that the Over-allotment Option is not fully exercised (the “Original Certificate”) or effect such delivery in book-entry form.

1.2

Surrender of Subscriber Shares. On the issuance of the Shares, Subscriber hereby surrenders for no consideration the one ordinary share, $0.0001 par value per share, that Subscriber holds in the Company.

2.	Representations, Warranties and Agreements.
2.1

Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1

Organization and Authority. Subscriber is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.2

No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the amended and restated limited liability company agreement of Subscriber, (ii) any agreement, indenture or instrument to which Subscriber is a party or (iii) any law, statute, rule, regulation, order, judgment or decree to which Subscriber is subject.

2.1.3

No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.1.4

Experience, Financial Capability and Suitability. Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares. Subscriber acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber understands that it must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risk of an investment in the Shares for an indefinite period of time and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5	No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.
2.1.6

Access to Information; Independent Investigation. Prior to the execution of this Agreement, Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the financial condition, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation. Subscriber understands that no person has been authorized to make any representations other than as set forth in this Agreement and Subscriber has not relied on any other written or oral representations relating to the financial condition, business and prospects of the Company in making its investment decision.

2.1.7

Investment Representations. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on the private placement exemption in Section 4(a)(2) of the Securities Act and/or said Regulation D and similar exemptions under state law. Subscriber is purchasing the Shares solely for investment purposes, for Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8

Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates or book-entries representing the Shares will contain a legend or notation in respect of such restrictions. If, in the future, Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or available exemption, Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite the release or waiver of any contractual transfer restrictions.

2.2	Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:
2.2.1

Incorporation and Authority. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2

No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule, regulation, order, judgment or decree to which the Company is subject.

2.2.3

No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.2.4

Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may become subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of Subscriber.

3.	Surrender of Shares.
3.1

Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option is not exercised in full, Subscriber acknowledges and agrees that it (or, if applicable, it and/or any transferees of Shares) shall surrender for cancellation any and all rights to such number of Shares (up to an aggregate of 790,541 Shares (as such amount may be adjusted for share sub-divisions, share consolidations, share capitalizations, share dividends, reorganizations, recapitalizations and the like) and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such surrender, Subscriber (and all other initial shareholders of the Company prior to the IPO) will own an aggregate number of Shares equal to 26% of the issued and outstanding Shares immediately following the IPO.

3.2

Termination of Rights as Shareholder. If any of the Shares are surrendered and cancelled in accordance with this Section 3, then after such time Subscriber (or its successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

3.3

Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then Subscriber shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by Subscriber. The New Certificate, if any, shall be returned to Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by Subscriber shall be made in book-entry form.

4.

Waiver of Redemption Rights. Subscriber hereby waives any and all rights to redeem the Shares for a portion of the amounts held in the trust account into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”) in the event of the Company’s failure to timely complete an initial business combination, an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination. For purposes of clarity, in the event Subscriber purchases Class A ordinary shares included in the Units issued in the IPO (“Public Shares”), either in the IPO or in the aftermarket, any Public Shares so purchased shall be eligible to be redeemed for a portion of the amounts held in the Trust Account in the event of the Company’s failure to timely complete an initial business combination (but, for the avoidance of doubt, not in connection with an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination).

5.	Restrictions on Transfer.
5.1

Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (the “Insider Letter”) to be dated as of the pricing of the IPO by and between Subscriber, the Company and other signatories thereto (which will also contain other agreements with respect to the Shares), Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto, (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel, reasonably satisfactory to the Company, that registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and all applicable state securities laws.

5.2	Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows (and any book-entries representing the Shares shall have similar notations):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT WITH THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH RESTRICTIONS.”

5.3

Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share sub-division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3 hereof. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

6.	Other Agreements.
6.1	Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
6.2

Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or by certified mail (return receipt requested) or overnight courier service or (ii) by electronic mail, if to the Company, at the address of its principal offices and any electronic mail address as may be designated in writing by the Company and, if to Subscriber, at its address in the books and records of the Company and any electronic mail address as may be designated in writing by Subscriber, or to such other addresses as may be designated in writing by the Company or Subscriber. All such notices, statements or other documents shall be deemed received on the date of receipt by the recipient thereof if received prior to 8:00 p.m. on a business day in the place of receipt. Otherwise, any such notices, statements or other documents shall be deemed to have been received on the next succeeding business day in the place of receipt.

6.3

Entire Agreement. This Agreement, together with the Insider Letter and the registration rights agreement to be entered into with respect to the Shares, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4	Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.
6.5

Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6	Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.
6.7

Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9

Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and, as so limited, shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10

No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11

Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12

No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered in pdf format via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15

Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation!” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16

Mutual Drafting. This Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

BLUEROCK ACQUISITION CORP. II

By:	/s/ Christopher Vohs
	Name:	Christopher Vohs
	Title:	Chief Financial Officer

Accepted and agreed as of the date first written above,

BLUEROCK ACQUISITION HOLDINGS II, LLC

By:	BEH SPAC Holdings, LLC, its sole managing member

/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Securities Subscription Agreement]